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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF RENT-A-CENTER, INC.


         ColorTyme, Inc., a Texas corporation

         Advantage Companies, Inc., a Delaware corporation

         Get It Now, LLC, a Delaware limited liability company

         Remco America, Inc., a Delaware corporation